Exhibit 10.30

FOURTEENTH AMENDMENT TO

INVESTMENT AGREEMENT

This Fourteenth Amendment to Investment Agreement (“Amendment”) is made effective as of the 22nd day of December, 2016 by and between Desert Hawk Gold Corp., a Nevada corporation (the “Company”), and DMRJ Group I, LLC, a Delaware limited liability company (“DMRJ”).

BACKGROUND

A. The Company and DMRJ were parties to a certain Investment Agreement, dated as of July 14, 2010, as amended by the Amendment and Waiver dated as of November 8, 2010, the Second Amendment, dated as of February 25, 2011, the Third Amendment, dated as of March 11, 2011, the Fourth Amendment (the “Fourth Amendment”), dated as of May 3, 2011, the Fifth Amendment, dated as of December 15, 2012, the Sixth Amendment, dated as of January 29, 2012, the Seventh Amendment, dated as of April 30, 2013, the Eighth Amendment, dated as of July 24, 2013, the Ninth Amendment, dated October 24, 2013, the Tenth Amendment, dated as of February 19, 2014, the Eleventh Amendment, dated as of March 17, 2015, the Twelfth Amendment, dated as of June 5, 2015, and the Thirteenth Amendment, dated as of August 31, 2015 (as further modified or amended from time to time, the “Investment Agreement”), pursuant to which, among other things, DMRJ had agreed to make available to the Company a senior secured term loan credit facility of up to $6,500,000. All capitalized terms not otherwise defined herein shall have the meaning ascribed thereto in the Investment Agreement.

B. Under the terms of the Investment Agreement, the Company has issued an aggregate of 444,529.685 shares of Series B Convertible Preferred Stock to DMRJ.

C. Pursuant to that certain Participation Agreement dated as of May 22, 2015 by and between Beechwood Re and DMRJ, acknowledged by Platinum Partners Value Arbitrage Fund, LP (“PPVA”), BAM Administrative Services, LLC (“BAM”) acquired a $4,000,000 participation in indebtedness owed to DMRJ under the Investment Agreement (the “Participation I”).

D. Subsequent to May 22, 2015, the entirety of the Participation I was assigned by BAM to Beechwood Re (“Beechwood”).

E. Pursuant to that certain Assignment Agreement dated as of December 23, 2015 by and between Beechwood and Platinum Partners Credit Opportunities Master Fund, LP, a Delaware limited partnership (the “Investor”), the Participation I was assigned by Beechwood to the Investor.

F. Pursuant to that certain Participation Agreement dated as of May 22, 2015 by and between Beechwood Bermuda International (“Beechwood Bermuda”) and DMRJ, acknowledged by PPVA, PPVA acquired a $5,000,000 participation in indebtedness owed to DMRJ under the Investment Agreement (the “Participation II”).

G. Pursuant to that certain Assignment Agreement dated as of December 31, 2015 by and between PPVA and the Investor, the Participation II was assigned by PPVA to the Investor.

H. Pursuant to that certain Participation Agreement dated as of May 22, 2015 by and between Beechwood Bermuda International Limited (“Beechwood Bermuda International”) and DMRJ, acknowledged by PPVA, Beechwood Bermuda International acquired a $6,650,000 participation in indebtedness owed to DMRJ under the Investment Agreement (the “Participation III”).

I. On or about October 22, 2015, Beechwood Bermuda International sold to the Investor (or one of its affiliates) a fifty percent (50%) interest in the Participation III.

J. Pursuant to that certain Assignment Agreement dated as of December 23, 2015 by and between Beechwood Bermuda International and the Investor, the remaining interest in the Participation III was assigned by Beechwood Bermuda International to the Investor.

K. Pursuant to that certain Participation Agreement dated as of May 22, 2015 by and between Beechwood Bermuda International and DMRJ, acknowledged by PPVA, Beechwood, as nominee for Senior Health Insurance Company acquired a $3,350,000 participation in indebtedness owed to DMRJ under the Investment Agreement (the “Participation IV”).

L. On or about October 22, 2015, Beechwood sold to the Investor a fifty percent (50%) interest in the Participation IV.

M. Pursuant to that certain Assignment Agreement dated as of December 23, 2015 by and between Beechwood Bermuda International and the Investor, the remaining interest in the Participation IV was assigned by Beechwood Bermuda International to the Investor.

N. On December 14, 2016, the Company received an advance from the Investor of $200,000 which will be governed under this Amendment (the “$200,000 Advance”).

O. Subject to the terms and conditions hereof, the parties now wish to further amend the Investment Agreement.

NOW, THEREFORE, with the foregoing Background incorporated by reference herein and made a part hereof, and in consideration of the premises and other good and valuable consideration, the receipt to which is hereby acknowledged, and pursuant to the provisions of Section 9.01 of the Investment Agreement, the parties hereby agree as follows:

1. Amendments.

(a) Upon the terms and conditions contained herein and the Investment Agreement, following the date hereof the Company shall be permitted to request, and upon the delivery of a duly completed Borrowing Notice to the Investor in connection herewith, the Investor shall, in its sole and absolute discretion, make available prior to December 23, 2016, one or more Term Loan Advances in the aggregate principal amount of up to $600,000 without satisfying the provisos contained in clauses (ii) and (iv) in the first sentence of Section 2.01 (together, with the $200,000 Advance, the “December 2016 Term Loan Advance”). The December 2016 Term Loan Advance shall not be deemed to be a Kiewit Advance and as such the provisions of Sections 2.02(vi), 2.05(b), 2.09, and 3.02(d) shall not apply to the December 2016 Term Loan Advance.

(b) Pursuant to the terms of the Investment Agreement, but subject to that certain Subordination Agreement dated October 14, 2016, by and among the parties and Ibearhouse, LLC (“Ibearhouse”) and West C Street, LLC (“West C”), the parties acknowledge that the December 2016 Term Loan Advance shall be secured by all of the assets of the Company subject to the senior priority and senior position of Ibearhouse and West C.

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(c) The Company shall use the proceeds of the December 2016 Term Loan Advance solely for the purposes set forth in Schedule B, which is attached hereto.

(d) On or prior to the closing of this Amendment, counsel for the Company who also serves as the transfer agent for the Company’s preferred shares (the “Escrow Agent”) shall receive from DMRJ a stock certificate or stock certificates of the Company’s Series B Convertible Preferred Stock (the “Series B Preferred Shares”) in the aggregate amount that, when converted, equals twenty percent (20%) of the fully diluted capital stock of the Company (the “Equity Kicker Shares”) and a stock power executed by DMRJ authorizing the transfer of such shares by the Escrow Agent to the Investor. Upon receipt of the entire December 2016 Term Loan Advance by the Company from the Investor, which shall occur prior to December 23, 2016, the Escrow Agent shall transfer to the name of the Investor the Equity Kicker Shares.

The Equity Kicker Shares shall be transferred to the Investor in two (2) separate stock certificates with a certificate representing one-half (1/2) being transferred to the Investor upon receipt of the entire December 2016 Term Loan Advance and a certificate representing one half (1/2) (the “Escrow Shares”) held by the Escrow Agent to either (1) be transferred to the Investor in the event the Company is unable to repay the December 2016 Term Loan Advance, plus all accrued interest and fees, prior to ninety (90) days following the funding of the entire December 2016 Term Loan Advance (the “Term Loan Advance Repayment”), or (2) returned to DMRJ upon the Term Loan Advance Repayment.

In the event that the entire December 2016 Term Loan Advance is not received by the Company from the Investor prior to December 23, 2016, the Escrow Agent shall release the Equity Kicker Shares to DMRJ and the Equity Kicker Shares shall not be transferred to the Investor.

(e) DMRJ agrees to waive Section H of the Certificate of Designations, Preferences and Rights of the Series B Shares as it pertains to the conversion into shares of Common Stock of the Equity Kicker Shares.

(f) The Company acknowledges it is currently in default of the Investment Agreement for the non-payment of interest pursuant to Schedule A.

(g) Section 9.07(e) is hereby amended so that, in its entirety, it shall read as follows:

(e) The Investor may sell participations to one (1) or more Persons in or to all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of the Commitment, the Term Loan Advances owing to it and the Note; provided, however, that, in the event that full participation is sold or assigned to a sole participant, (i) the Investor’s obligations under this Agreement (including, without limitation, its Commitment) shall transfer to the sole participant, (ii) the Investor shall no longer remain responsible to the other parties hereto for the performance of such obligations and the performance of such obligations shall transfer to the sole participant, (iii) the sole participant shall become the holder of the Note for all purposes of this Agreement, (iv) the Company, shall deal with the sole participant in connection with the participant’s rights and obligations under this Agreement, and (v) the sole participant shall have the right to approve any amendment or waiver of any provision of any Transaction Document, or any consent to any departure by or on behalf of any Transaction Party therefrom, and (vi) the sole participant shall become a secured party in respect to Indebtedness and the Investor shall no longer be a secured party.

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2. Representations and Warranties.

(a) The Company represents, warrants and covenants to DMRJ that:

(i) All warranties and representations made to DMRJ under the Investment Agreement and the Transaction Documents are true and correct as to the date hereof unless they specifically relate to an earlier date in which case they shall be true and correct as of such date.

(ii) The Company has the requisite corporate power and authority to enter into and perform this Amendment in accordance with the terms hereof. The execution, delivery and performance of this Amendment by the Company and the consummation by it of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action, no further consent or authorization of the Company, its Board of Directors, stockholders or any other third party is required. When executed and delivered by the Company, this Amendment shall constitute a valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, reorganization, moratorium, liquidation, conservatorship, receivership or similar laws relating to, or affecting generally the enforcement of, creditor’s rights and remedies or by other equitable principles of general application.

(iii) The execution by the Company and delivery to DMRJ of this Amendment (i) is not and will not be in contravention of any order of any court or other agency of government, any law or any other indenture or agreement to which the Company is a party or the organizational documents of the Company (ii) is not or will not be in conflict with, or result in a breach of, or constitute (with due notice and/or passage of time) a default under any such indenture, agreement or undertaking, and (iii) will not result in the imposition of any lien, charge, encumbrance of any nature on any property of the Company.

(b) DMRJ represents, warrants and covenants the Company that it is the lawful owner of the Equity Kicker Shares, free and clear of any encumbrances, security interests or liens of any kind and has full power and authority to authorize the transfer of the Equity Kicker Shares as contemplated in this Amendment and DMRJ will not encumber the Equity Kicker Shares prior to December 23, 2016.

3. Transfer, Release, and Discharge. With effect from and including the Effective Time and in consideration of the mutual representations, warranties and covenants contained in this Amendment and other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged by each of the parties):

(a) DMRJ is released and discharged from further obligations and rights with respect to the Investment Agreement and the Transaction Documents and DMRJ’s respective rights against the Company are cancelled, provided that such release and discharge shall not affect any rights, liabilities or obligations of the Investor with respect to payments or other obligations due and payable or due to be performed on or prior to the date hereof, and all such obligations shall be performed by the Investor the Investment Agreement; and

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(b) The Investor, as the sole participant, shall assume all obligations and rights with respect to the Investment and Transaction Documents as of the Effective Time.

4. Effectiveness Conditions. This Amendment shall be effective (the “Effective Time”) upon completion of the following conditions precedent (all documents to be in form and substance satisfactory to DMRJ, DMRJ’s counsel, Investor and Investor’s counsel):

(a) execution and delivery by the Company and DMRJ to Investor of this Amendment;

(b) receipt by the Escrow Agent of a certificate or certificates representing the Equity Kicker Shares accompanied by an executed stock power by DMRJ;

(c) all fees and costs pertaining to the transactions contemplated hereby paid in full;

(d) all required approvals of the Company, DMRJ, and the Investor being obtained approving the transactions contemplated hereby; and

(e) execution and/or delivery by the Company and DMRJ of all agreements, instruments and documents requested by Investor to effectuate and implement the terms hereof and the terms of any document or instrument referenced hereby or to be executed hereunder.

5. Expenses. The Company shall pay any and all costs, fees and expenses of DMRJ and the Investor (including without limitation, attorneys’ fees) in connection with this Amendment and the transaction contemplated hereby.

6. No Waiver. DMRJ reserves all of its rights and remedies arising with respect to any and all defaults or events of defaults under the Transaction Documents that may be in existence on the date hereof, regardless of whether such defaults or events of default have been identified, or which may occur or be identified in the future. DMRJ has not modified, is not waiving and has not agreed to forbear in the exercise of, any of its present or future rights and remedies. No action taken or claimed to be taken by DMRJ will constitute such a waiver, modification or agreement to forbear.

7. Ratification of Investment Documents. Except as expressly set forth herein, all of the terms and conditions of the Investment Agreement and Transaction Documents are hereby ratified and confirmed and continue unchanged and in full force and effect. All references to the Investment Agreement shall mean the Investment Agreement as modified by this Amendment.

8. Confirmation of Indebtedness. The Company confirms and acknowledges that as of the date hereof the Company was indebted to DMRJ, without any deduction, defense, setoff, claim or counterclaim, of any nature, in aggregate principal and interest (including Amortization Amounts as set forth in the Fourth Amendment) in the amount of $21,329,138, plus all fees, costs and expenses incurred to date in connection with the Investment Agreement and the other Transaction Documents.

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9. Collateral. Company hereby confirms and agrees that all security interests and liens granted to Investor pursuant to the Transaction Documents continue in full force and effect and shall continue to secure the Obligations (as defined in the Security Agreement), including all liabilities and obligations (primary, secondary, direct, contingent, sole, joint or several) due or to become due, or that are now or may be hereafter contracted or acquired, or owing, under the Note and any other instruments, agreements or other documents executed and/or delivered in connection herewith or therewith, in each case, whether now or hereafter existing, voluntary or involuntary, direct or indirect, absolute or contingent, liquidated or unliquidated, whether or not jointly owed with others, and whether or not from time to time decreased or extinguished and later increased, created or incurred, and all or any portion of such obligations or liabilities that are paid, to the extent all or any part of such payment is avoided or recovered directly or indirectly from DMRJ as a preference, fraudulent transfer or otherwise as such obligations may be amended, supplemented, converted, extended or modified from time to time.

10. No Waivers, Reservation of Rights. DMRJ has not waived, is not by this Amendment waiving, and has no intention of waiving, any defaults or Events of Default which be existing on date hereof or may occur after the date hereof. DMRJ has not agreed to forbear with respect to any of its rights or remedies concerning any defaults or Events of Default, which may be continuing as of the date hereof or which may occur after the date hereof. DMRJ reserves the right to exercise all of its rights and remedies, whether arising under the Investment Agreement, the other Transaction Documents or applicable law. Neither this Amendment nor any other agreement entered in connection herewith or pursuant to the terms hereof shall be deemed or construed to be a compromise, satisfaction, reinstatement, accord and satisfaction, novation or release of the Investment Agreement or any of the other Transaction Documents, or any rights or obligations thereunder, or a waiver by DMRJ of any of its rights thereunder or at law or in equity. This Amendment does not obligate DMRJ to agree to any other extension or modification of the Investment Agreement nor does it constitute a course of conduct or dealing on behalf of DMRJ or a waiver of any other rights or remedies of DMRJ. No omission or delay by DMRJ in exercising any right or power under the Investment Agreement, this Amendment, the other Transaction Documents or any related instruments, agreements or documents will impair such right or power or be construed to be a waiver of any default or Event of Default or an acquiescence therein, and any single or partial exercise of any such right or power will not preclude other or further exercise thereof or the exercise of any other right, and no waiver will be valid unless in writing and then only to the extent specified.

11. Governing Law. This Amendment shall be governed by and construed in accordance with the internal laws of the State of New York, without giving effect to any of the conflicts of law principles which would result in the application of the substantive law of another jurisdiction. This Amendment shall not be interpreted or construed with any presumption against the party causing this Amendment to be drafted.

12. Signatories. Each individual signatory hereto represents and warrants that he or she is duly authorized to execute this Amendment on behalf of his or her principal and that he or she executes the Amendment in such capacity and not as a party.

13. Duplicate Originals. Two or more duplicate originals of this Amendment may be signed by the parties, each of which shall be an original but all of which together shall constitute one and the same instrument. This Amendment may be executed in counterparts, all of which counterparts taken together shall constitute one completed fully executed document. Signature by facsimile or PDF shall bind the parties hereto.

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IN WITNESS WHEREOF, the parties have executed this Amendment the day and year first above written.

Company:	DESERT HAWK GOLD CORP.

	By:	/s/ Howard Crosby
	Name:	Howard Crosby
	Title:	Chief Executive Officer

DMRJ:	DMRJ GROUP I, LLC

By:
Name:
Title:

The undersigned, as the sole participation holder providing funds hereunder hereby acknowledges the Amendment and agrees to assume all obligations and rights of DMRJ under the hives intent Agreement and Transaction Documents.

Investor:	PLATINUM PARTNERS CREDIT
OPPORTUNITIES MASTER FUND, LP

By:
Name:
Title:

The undersigned hereby accepts appointment as Escrow Agent to hold the Equity Kicker Shares as provided above.

Escrow Agent:	Vance, Higley & Associates, PC

	By:	/s/ Ronald N. Vance
	Name:	Ronald N. Vance
	Title:	President

[SIGNATURE PAGE TO FOURTEENTH AMENDMENT]

SCHEDULE B

December 2016 Term Loan Advance

Cat financial	$240,000
Komatsu	$65,000
State Taxes	$75,000
Cyanide	$25,000
Royalty Payment	$5,000
Payroll through the restart	$100,000
Partial A/P catchup	$200,000
Accounting	$35,000
Other	$55,000